Exhibit 99.1

Item 2.02.	Results of Operations and Financial Condition.

Executive Summary

We own 50 million square feet of real estate consisting primarily of interests in 47 regional shopping centers. We specialize in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the West Coast, Arizona, Chicago and the Metro New York to Washington, DC corridor. We are a recognized leader in sustainability and have achieved the #1 GRESB ranking in the North American Retail Sector for six straight years (2015 – 2020).

COVID-19 Update: After closures of all of our centers in the second quarter and in some regions a double closure in the third quarter, we had all assets open and operating by early October. Many of our 2020 operating metrics were negatively impacted by Covid closures and restrictions. Our rent collections were initially negatively impacted in the second and third quarters but have significantly improved as the year progressed with collection rates of 89% in the third quarter and 92% in the fourth quarter of 2020. We also saw significant improvement during the fourth quarter in tenant openings and leasing activity. At year-end 2020 our occupancy was 89.7%.

Financial Results for the Quarter:

•

Net loss attributable to the Company was $190.4 million or $1.27 per share-diluted for the quarter ended December 31, 2020, compared to net income attributable to the Company of $26.9 million or $0.19 per share-diluted attributable to the Company for the quarter ended December 31, 2019. Included within net loss attributable to the Company for the 4th quarter of 2020 is a non-cash loss on remeasurement of assets pertaining to Fashion District Philadelphia of $163.3 million.

•

Funds from operations-diluted (“FFO”), excluding financing expense in connection with Chandler Freehold, was $72.9 million or $0.45 per share-diluted, compared to $148.1 million or $0.98 per share-diluted for the quarter ended December 31, 2019. The majority of the items contributing to this quarterly FFO decline, excluding financing expense in connection with Chandler Freehold, was COVID related and included:

•	$38 million revenue decline from COVID-19 related rent abatements across permanent and temporary leasing revenue lines.

•

$21 million COVID-19 related decline in common area and ancillary revenues, including specialty leasing/temporary tenant revenue, percentage rent revenue, business development revenue and parking revenue.

•	General top-line revenue decreases totaling approximately $12 million driven primarily by COVID-19 related occupancy decreases.

•	$6 million of bad debt expense, including revenue reversals from tenants on a cash basis per GAAP.

•

$8 million quarterly decrease from (loss)/gain on undepreciated asset sales or write-down from consolidated assets, including a $5 million impairment charge in the fourth quarter of 2020 for undeveloped land that is currently under contract for sale.

•

Same center net operating income, excluding lease termination income, decreased 22% in 2020 as compared to 2019 as a result of widespread mall closures and regional stay-at-home orders during 2020 caused by the COVID-19 pandemic.

Operations:

•	Our mall portfolio occupancy was 89.7% at December 31, 2020 compared to 94.0% at December 31, 2019.

•	Average rent per square foot was $61.87 at December 31, 2020. This represents a 1.3% increase compared to $61.06 as of December 31, 2019, and 0.7% decrease compared to $62.29 at September 30, 2020.

•	During the 4th quarter, we signed 217 leases for 900,000 square feet (excluding COVID workout deals), which is only 10% less square footage than was signed during the 4th quarter of 2019.

•

We continue to make significant progress in its negotiations with national and local tenants to secure rental payments, despite a significant portion of our tenants requesting rental assistance, whether in the form of deferral or rent reduction. For example, of the nearly 200 national tenants in our portfolio, we have agreed to repayment terms with and/or received payments from approximately 93% based on total rent.

•

2021 lease expirations continue to be an important focal point. To date, we now have commitments on 60% of the remaining 2021 expiring square footage with another 40% in the Letter of Intent stage, disregarding leases for stores which have closed or for stores which tenants have indicated they intend to close.

•

11 of our properties achieved SafeGuard certification from Bureau Veritas, an internationally recognized testing and certification board. This program is considered to be the gold standard audit for disinfection, cleaning and COVID-19 safety protocols. We have adopted best practices relating to COVID-19 cleaning and operational protocols at all our properties, and we are proceeding with the same certification portfolio-wide in 2021.

•	To help our communities during the pandemic, we have opened 18 COVID-19 testing and/or vaccination facilities at our properties, and we expect to have up to another 15 opened in early 2021.

Redevelopment:

While we reduced our 2020 development expenditures by approximately $100 million to conserve capital, work progressed on selected projects, notably:

•	One Westside in Los Angeles, a 584,000 square foot creative office redevelopment, continues on schedule with a planned delivery to Google in early 2022.

•	Restoration Hardware Gallery opened at The Village at Corte Madera in Corte Madera, CA.

•	Comcast, Dick’s Sporting Goods (“Dick’s”) and Round One opened in former Sears store at Deptford Mall in Deptford, NJ.

•	Dick’s opened in the former Sears store at Vintage Faire Mall in Modesto, CA.

•	Dick’s opened in a newly expanded footprint in the former Forever 21 store at Danbury Fair in Danbury, CT.

•	Saratoga Hospital opened in the former Sears store at Wilton Mall in Saratoga Springs, NY.

Balance Sheet:

On December 10, 2020, we made a loan (the Partnership Loan) to the 50/50 joint venture that owns Fashion District Philadelphia to fund the entirety of a $100 million repayment to reduce the mortgage loan on the property from $301 million to $201 million. This loan now matures on January 22, 2024, assuming exercise of a one-year extension option, and bears interest at LIBOR plus 3.50%, with a LIBOR floor of 0.50%. Pursuant to the joint venture partnership agreement, the Partnership Loan plus 15% accrued interest must first be repaid to Macerich prior to the resumption of 50/50 cash distributions to Macerich and its joint venture partner.

On December 29, 2020, our joint venture closed a one-year extension of the $102.6 million loan on FlatIron Crossing, which now matures on January 5, 2022.

On January 22, 2021, we closed a three-year extension of the $270.6 million loan on Green Acres Mall, which now matures on February 3, 2023. In addition, we have reached agreement with the lender on Green Acres Commons to extend the loan two years to March 2023.

On November 17, 2020, our joint venture closed a $95 million loan on Tysons Vita, the residential tower at Tysons Corner. This 10-year loan bears interest at a fixed rate of 3.30% and matures on January 1, 2030. This property was previously unencumbered.

We had cash and cash equivalents of $555 million at December 31, 2020. At December 31, 2020, our total debt including our pro-rata share of joint ventures was $8.675 billion, and bears interest at an average annual rate of 3.65%.

2021 Earnings Guidance:

We are providing 2021 guidance for estimated EPS-diluted and Funds from Operations (“FFO”) per share-diluted. A reconciliation of estimated EPS-diluted to FFO per share-diluted follows:

Year 2021 Guidance
EPS-diluted	($0.90 - $0.70)
Plus: real estate depreciation and amortization	2.95 - 2.95

FFO per share-diluted	$2.05 - $2.25

This guidance range assumes no further government mandated shutdowns of our retail properties.

More details of the guidance assumptions are included in our Form 8-K Supplemental Financial Information Exhibit 99.2.

Dividend:

On January 27, 2021, we declared a quarterly cash dividend of $0.15 per share of common stock. The dividend is payable on March 3, 2021 to stockholders of record at the close of business on February 19, 2021.

About Macerich:

Macerich is a fully integrated, self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Investor Conference Call:

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins on February 11, 2020 at 10:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, and acquisitions and dispositions; the adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies and the financial condition and results of operations of the Company and its tenants; the liquidity of real estate investments; governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2020	2019	2020	2019
Revenues:
Leasing revenue	$185,342	$222,584	$740,323	$858,874
Other income	5,647	7,825	22,242	27,879
Management Companies’ revenues	3,654	11,432	23,461	40,709

Total revenues	194,643	241,841	786,026	927,462

Expenses:
Shopping center and operating expenses	64,674	68,523	257,212	271,547
Management Companies’ operating expenses	19,879	16,575	65,576	66,795
Leasing expenses	5,569	7,267	25,191	29,611
REIT general and administrative expenses	7,687	5,799	30,339	22,634
Depreciation and amortization	78,507	84,086	319,619	330,726
Interest expense (a)	10,258	47,989	75,550	138,254
Loss on extinguishment of debt	—	—	—	351

Total expenses	186,574	230,239	773,487	859,918

Equity in (loss) income of unconsolidated joint ventures	(10,050)	14,426	(27,038)	48,508
Income tax (expense) benefit	(237)	114	447	(1,589)
Loss on remeasurement of assets	(163,298)	—	(163,298)	—
(Loss) gain on sale or write down of assets, net	(39,328)	3,597	(68,112)	(11,909)

Net (loss) income	(204,844)	29,739	(245,462)	102,554
Less net (loss) income attributable to noncontrolling interests	(14,426)	2,848	(15,259)	5,734

Net (loss) income attributable to the Company	($190,418)	$26,891	($230,203)	$96,820

Weighted average number of shares outstanding - basic	149,687	141,384	146,232	141,340

Weighted average shares outstanding, assuming full conversion of OP Units (b)	160,570	151,800	156,920	151,755

Weighted average shares outstanding - Funds From Operations (“FFO”) - diluted (b)	160,570	151,800	156,920	151,755

Earnings per share (“EPS”) - basic	($1.27)	$0.19	($1.58)	$0.68

EPS - diluted	($1.27)	$0.19	($1.58)	$0.68

Dividend paid per share	$0.15	$0.75	$1.55	$3.00

FFO - basic and diluted (b) (c)	$115,909	$152,939	$475,930	$606,662

FFO - basic and diluted, excluding financing expense in connection with Chandler Freehold (b) (c)	$72,921	$148,144	$339,505	$536,961

FFO - basic and diluted, excluding financing expense in connection with
Chandler Freehold and loss on extinguishment of debt (b) (c)	$72,921	$148,144	$339,505	$537,312

FFO per share - basic and diluted (b) (c)	$0.72	$1.01	$3.03	$4.00

FFO per share - basic and diluted, excluding financing expense in connection with Chandler Freehold (b) (c)	$0.45	$0.98	$2.16	$3.54

FFO per share - basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (b) (c)	$0.45	$0.98	$2.16	$3.54

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)

The Company accounts for its investment in the Chandler Fashion Center and Freehold Raceway Mall (“Chandler Freehold”) joint venture as a financing arrangement. As a result, the Company has included in interest expense (i) a credit of $42,729 and $139,522 to adjust for the change in the fair value of the financing arrangement obligation during the three and twelve months ended December 31, 2020, respectively; and a credit of $5,662 and $76,640 to adjust for the change in the fair value of the financing arrangement obligation during the three and twelve months ended December 31, 2019, respectively; (ii) distributions of $259 and $1,144 to its partner representing the partner’s share of net (loss) income for the three and twelve months ending December 31, 2020, respectively; and $2,027 and $7,184 to its partner representing the partner’s share of net income for the three and twelve months ended December 31, 2019, respectively; and (iii) distributions of ($259) and $3,097 to its partner in excess of the partner’s share of net income for the three and twelve months ended December 31, 2020, respectively; and $867 and $6,939 to its partner in excess of the partner’s share of net income for the three and twelve months ended December 31, 2019, respectively.

(b)

The Macerich Partnership, L.P. (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO - diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)

The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

The Company accounts for its joint venture in Chandler Freehold as a financing arrangement. In connection with this treatment, the Company recognizes financing expense on (i) the changes in fair value of the financing arrangement, (ii) any payments to such joint venture partner equal to their pro rata share of net income and (iii) any payments to such joint venture partner less than or in excess of their pro rata share of net income. The Company excludes the noted expenses related to the changes in fair value and for the payments to such joint venture partner less than or in excess of their pro rata share of net income.

The Company also presents FFO excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts (“REITs”). In addition, the Company believes that FFO excluding financing expense in connection with Chandler Freehold and non-routine costs associated with extinguishment of debt provide useful supplemental information regarding the Company’s performance as they show a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s results. The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities.

The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of net (loss) income attributable to the Company to FFO attributable to common stockholders and unit holders -basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt (c):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2020	2019	2020	2019
Net (loss) income attributable to the Company	($190,418)	$26,891	($230,203)	$96,820
Adjustments to reconcile net (loss) income attributable to the Company to FFO attributable to common stockholders and unit holders - basic and diluted:
Noncontrolling interests in the OP	(13,910)	1,980	(16,822)	7,131
Loss on remeasurement of assets	163,298	—	163,298	—
Loss (gain) on sale or write down of consolidated assets, net	39,328	(3,597)	68,112	11,909
Add: (loss) gain on undepreciated asset sales or write-down from consolidated assets	(4,625)	3,214	7,777	3,829
Loss on write down of consolidated non-real estate assets	—	—	(4,154)	—
Noncontrolling interests share of (loss) gain on sale or write-down of consolidated joint ventures, net	(1,049)	547	(120)	(2,822)
Loss (gain) on sale or write down of assets from unconsolidated joint ventures (pro rata), net	(83)	81	(6)	462
Depreciation and amortization on consolidated assets	78,507	84,086	319,619	330,726
Less depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(4,045)	(4,057)	(15,517)	(15,124)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	52,978	48,058	199,680	189,728
Less: depreciation on personal property	(4,072)	(4,264)	(15,734)	(15,997)

FFO attributable to common stockholders and unit holders - basic and diluted	115,909	152,939	475,930	606,662
Financing expense in connection with Chandler Freehold	(42,988)	(4,795)	(136,425)	(69,701)

FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold - basic and diluted	72,921	148,144	339,505	536,961
Loss on extinguishment of debt	—	—	—	351

FFO attributable to common stockholders and unit holders, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt - diluted	$72,921	$148,144	$339,505	$537,312

Reconciliation of EPS to FFO per share - diluted (c):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2020	2019	2020	2019
EPS - diluted	($1.27)	$0.19	($1.58)	$0.68
Per share impact of depreciation and amortization of real estate	0.77	0.82	3.11	3.23
Per share impact of loss on remeasurement of assets	1.02	—	1.04	—
Per share impact of loss on sale or write down of assets, net	0.20	—	0.46	0.09

FFO per share - basic and diluted	$0.72	$1.01	$3.03	$4.00
Per share impact of financing expense in connection with Chandler Freehold.	(0.27)	(0.03)	(0.87)	(0.46)

FFO per share - basic and diluted, excluding financing expense in connection with Chandler Freehold	$0.45	$0.98	$2.16	$3.54
Per share impact of loss on extinguishment of debt	—	—	—	—

FFO per share - basic and diluted, excluding financing expense in connection with Chandler Freehold and loss on extinguishment of debt	$0.45	$0.98	$2.16	$3.54

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net (loss) income attributable to the Company to Adjusted EBITDA:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2020	2019	2020	2019
Net (loss) income attributable to the Company	($190,418)	$26,891	($230,203)	$96,820
Interest expense - consolidated assets	10,258	47,989	75,550	138,254
Interest expense - unconsolidated joint ventures (pro rata)	28,128	27,560	108,327	106,534
Depreciation and amortization - consolidated assets	78,507	84,086	319,619	330,726
Depreciation and amortization - unconsolidated joint ventures (pro rata)	52,978	48,058	199,680	189,728
Noncontrolling interests in the OP	(13,910)	1,980	(16,822)	7,131
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(8,086)	(9,755)	(31,756)	(35,977)
Loss on extinguishment of debt	—	—	—	351
Loss on remeasurement of assets	163,298	—	163,298	—
Loss (gain) on sale or write down of assets, net - consolidated assets	39,328	(3,597)	68,112	11,909
Loss (gain) on sale or write down of assets, net - unconsolidated joint ventures (pro rata)	(83)	81	(6)	462
Add: Noncontrolling interests share of (loss) gain on sale or write-down of consolidated joint ventures, net	(1,049)	547	(120)	(2,822)
Income tax expense (benefit)	237	(114)	(447)	1,589
Distributions on preferred units	90	100	371	401

Adjusted EBITDA (d)	$159,278	$223,826	$655,603	$845,106

Reconciliation of Adjusted EBITDA to Net Operating Income (“NOI”) and to NOI - Same Centers:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2020	2019	2020	2019
Adjusted EBITDA (d)	$159,278	$223,826	$655,603	$845,106
REIT general and administrative expenses	7,687	5,799	30,339	22,634
Management Companies’ revenues	(3,654)	(11,432)	(23,461)	(40,709)
Management Companies’ operating expenses	19,879	16,575	65,576	66,795
Leasing expenses, including joint ventures at pro rata	6,199	8,150	27,631	33,320
Straight-line and above/below market adjustments	(27,201)	(7,099)	(49,892)	(30,637)

NOI - All Centers	162,188	235,819	705,796	896,509
NOI of non-Same Centers	(6,613)	(5,158)	(12,542)	(25,525)

NOI - Same Centers (e)	155,575	230,661	693,254	870,984
Lease termination income of Same Centers	(2,094)	(432)	(14,871)	(5,741)

NOI - Same Centers, excluding lease termination income (e)	$153,481	$230,229	$678,383	$865,243

NOI - Same Centers percentage change, excluding lease termination income (e)	-33.34%		-21.60%

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(d)

Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)

The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, leasing expenses (including joint ventures at pro rata), the Company’s REIT general and administrative expenses and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers.